UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 5, 2010

Date of Report (Date of earliest event reported)

Sun American Bancorp

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22911	65-032364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9293 Glades Road

Boca Raton, Florida 33434

(Address of Principal Executive Offices) (Zip Code)

(561) 544-1908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On Friday, March 5, 2010, Sun American Bank, (CERT #27126), Boca Raton, FL was closed by the Florida Office of Financial Regulation. The Federal Deposit Insurance Corporation was appointed as a Receiver for Sun American Bank and accepted such appointment on March 5, 2010 in accordance with the Federal Deposit Insurance Act, as amended. Sun American Bank was the only primary asset of the Company.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, Michael Golden, a director, President and Chief Executive Officer of the Company has resigned all positions as an officer and director of the Company. The resignation is effective as of March 31, 2010. No disagreement existed between the Company and Mr. Golden.

On March 31, 2010, Robert Nichols, Chief Financial Officer of the Company, resigned all of his positions as an officer of the Company. The resignation is effective as of March 31, 2010. No disagreement existed between the Company and Mr. Nichols.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Chief Executive Officer Resignation Letter dated March 31, 2010.
10.2	Chief Financial Officer Resignation Letter dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN AMERICAN BANCORP

By:	/s/ Michael E. Golden
Michael E. Golden President and Chief Executive Officer

Date:  March 31, 2010